SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 8, 2004

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

VCampus sold the following unregistered equity securities on the dates indicated:

1.               On November 8, 2004, VCampus issued 30,675 shares of common stock to an investor upon the exercise of a warrant at $1.63 per share.

2.               On November 9, 2004, VCampus issued a total of 176,382 shares of common stock to two investors upon their voluntary conversions of convertible debt at $1.63 per share.

3.               On November 9, 2004, VCampus issued 214,725 shares of common stock to an investor upon the exercise of a warrant at $1.63 per share.

4.               Between December 21, 2004 and December 31, 2004, VCampus issued a total of 575,159 shares of common stock to six investors upon the exercise of warrants at $1.63 per share.

All of the foregoing warrants and convertible notes were originally issued by VCampus in connection with its March 2004 financing, as disclosed in the VCampus Form 8-K filed with the SEC on March 29, 2004.

The sales of the above securities were deemed to be exempt from registration under the Act in reliance upon section 4(2) of the Securities Act of 1933, as amended (the “Act”), or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. Recipients of the securities in each such transaction represented their intentions to acquire such securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments issued in such transactions. All recipients had adequate access to information about VCampus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: January 4, 2005
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer